Exhibit 10.14
AIG LOCK-UP AGREEMENT
     THIS AIG LOCK-UP AGREEMENT (this “Agreement”) is dated as of December 27, 2007 by and among NovaRay Medical, Inc., a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Schedule A attached hereto (collectively, the “AIG Stockholders”).
     WHEREAS, to induce the Company and the Lead Investor to enter into the Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and certain investors (the “Investors”), the AIG Stockholders have agreed not to sell any shares of the Company’s common stock (the “Common Stock”) or any securities that may otherwise be convertible into or exercisable for shares of its Common Stock (“Convertible Securities” and together with the Common Stock, the “Securities”), that such AIG Stockholders presently own or may acquire after the date hereof, except in accordance with the terms and conditions set forth herein. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement.
     NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:
     1. Restriction on Transfer; Term. The AIG Stockholders hereby agree with the Company that the AIG Stockholders will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any Securities from the period commencing on the Initial Closing and expiring on the earlier of: (i) Effectiveness Date (as defined in Section 1 of the Registration Rights Agreement), or (ii) the termination or waiver by the Company of the obligations of the stockholders set forth in Section 1 of the Stockholders Lock-Up Agreement (the “Period”). In the event of expiration pursuant to (ii) above, the Company shall promptly provide the AIG Stockholders with notice of any such waiver or termination. The restrictions in the first sentence of this Section 1 shall not apply to (a) shares of Common Stock or other securities acquired in open market transactions by the AIG Stockholder after the Initial Closing, (b) a transfer of Securities made in a privately-negotiated transaction between such AIG Stockholder and the transferee (the “AIG Transferee”) not involving a sale on the open market or otherwise through or reportable on the over-the-counter market, NASDAQ or other similar stock exchange, provided that the AIG Transferee agrees in writing to be bound by the same restrictions of this Section 1.
     2. Ownership. During the Period, the AIG Stockholders shall retain all rights of ownership in the Securities, including, without limitation, voting rights (if any) and the right to receive any dividends, if any, that may be declared in respect thereof.

     3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.
     4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.
If to the Company:
Novaray Medical, Inc.
1850 Embarcadero
Palo Alto, CA 94303
Attention: Chief Financial Officer
Tel. No.: (408) 966-5738
Fax No.: (650) 565-8601
With copies to:
Morrison & Foerster, LLP
755 Page Mill Road
Palo Alto, California 94304-1018
Attn: Michael C. Phillips
Facsimile: (650) 494-0792
If to any AIG Stockholder:
          At the address of such AIG Stockholder set forth below the signature below or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.
     5. Amendment. This Agreement and the obligations of the parties hereunder may not be modified, amended, altered, supplemented, terminated, waived or released except (i) by a written agreement executed by each of the parties hereto, and (ii) written consent of the Lead Investor, which consent shall not be unreasonably withheld.
     6. Entire Agreement. This Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein. The restrictions placed on the AIG Stockholders hereunder are no more burdensome than those placed any other stockholder of the Company who are otherwise subject to a lock-up agreement with the Company.
     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.
     8. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.
     9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

     10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.
     12. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

NOVARAY MEDICAL, INC.
By:	/s/ Jack Price
	Name:	Jack Price
	Title:	CEO

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

AIG HORIZON PARTNERS FUND, L.P.,
as a Lender

By: AIG Horizon Partners GP, L.P., its General Partner

By: AIG Horizon Partners LLC, its General Partner

By: AIG Global Investment Corp., its Managing Member

By:	/s/ F.T. Chong
	Name:	F.T. Chong
	Title:	Managing Director

Address for Notices:
277 Park Avenue, 43rd Floor
New York, New York 10172
Attn: F.T. Chong
Fax: (646) 857-8842

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

AIG HORIZON SIDE-BY-SIDE FUND, L.P.,as a Lender

By: AIG Horizon SBS GP, L.P.,
its General Partner

By: AIG Horizon Partners, LLC,
its General Partner

By: AIG Global Investment Corp.,
its Managing Member

By:	/s/ F.T. Chong
	Name:	F.T. Chong
	Title:	Managing Director

Address for Notices:
277 Park Avenue, 43rd Floor
New York, New York 10172
Attn: F.T. Chong
Fax: (646) 857-8842

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

AIG PRIVATE EQUITY PORTFOLIO, L.P., as a Lender By: AIG PEP GP, L.P., its General Partner By: AIG PEP, LLC, its General Partner By: AIG Global Investment Corp., its Sole Member
By:	/s/ F.T. Chong
	Name:	F.T. Chong
	Title:	Managing Director

Address for Notices:
277 Park Avenue, 43rd Floor
New York, New York 10172
Attn: F.T. Chong
Fax: (646) 857-8842

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

AIU INSURANCE COMPANY, as a Lender By: AIG Global Investment Corp., its investment advisor
By:	/s/ F. T. Chong
	Name:	F. T. Chong
	Title:	Managing Dircetor

Address for Notices:
277 Park Avenue, 43rd Floor
New York, New York 10172
Attn: F.T. Chong
Fax: (646) 857-8842

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

COMMERCE AND INDUSTRY INSURANCE COMPANY, as a Lender By: AIG Global Investment Corp., its investment advisor
By:	/s/ F. T. Chong
	Name:	F. T. Chong
	Title:	Managing Director

Address for Notices:
277 Park Avenue, 43rd Floor
New York, New York 10172
Attn: F.T. Chong
Fax: (646) 857-8842

Schedule A

AIG STOCKHOLDER	SECURITIES BENEFICIALLY OWNED
1. AIG Horizon Partners Fund, L.P.	Common Shares: 70,464 Series A Preferred Shares: 21,924 Series A Warrants: 7,308

2. AIG Horizon Side-By-Side Fund, L.P.	Common Shares: 157,443 Series A Preferred Shares: 48,986 Series A Warrants: 16,328

3. AIG Private Equity Portfolio, L.P.	Common Shares: 123,312 Series A Preferred Shares: 38,367 Series A Warrants: 12,789

4. AIU Insurance Company	Common Shares: 371,037 Series A Preferred Shares: 115,443 Series A Warrants: 38,481

5. Commerce and Industry Insurance Company	Common Shares: 378,744 Series A Preferred Shares: 218,224 Series A Warrants: 72,741